Exhibit 107

Calculation of Filing Fee Table

FORM S-3

(Form Type)

AVITA MEDICAL, INC.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common Stock, par value $0.0001 per share	457(o)	-	-	-	-	-	-	-	-	-
	Equity	Preferred Stock, par value $0.0001 per share	457(o)	-	-	-	-	-	-	-	-	-
	Other	Warrants	457(o)	-	-	-	-	-	-	-	-	-
	Other	Units (1)	457(o)	-	-	-	-	-	-	-	-	-
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (2)	457(o)	-	-	$7,846,018.09	0.0001381	$1,083.54	-	-	-	-
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.0001 per share, underlying warrants (3)	Rule 415(a)(6)			$4,500,003.19			S-3	333-271276	April 25, 2023
	Unallocated (Universal) Shelf	Unallocated (Universal) Shelf (4)	Rule 415(a)(6)	-		$192,153,981.91			S-3	333-271276	April 25, 2023	$21,175.37
	Total Offering Amounts					$200,000,000.00		$1,083.54
	Total Fees Previously Paid							-
	Total Fee Offsets							-
	Net Fees Due							$1,083.54

(1)	Consisting of some or all of the securities listed above, in any combination, including common stock, preferred stock, debt securities, warrants, and rights.

(2)

This registration statement covers such indeterminate number of shares of common stock and preferred stock, such indeterminate number of warrants to any of the securities registered hereunder, and such indeterminate number of units comprised of any of the securities registered hereunder, along with an indeterminate number of securities that may be issued upon exercise, settlement, exchange or conversion of or pursuant to anti-dilution rights under the securities registered hereunder, as have an aggregate initial offering price not to exceed $200,000,000. The securities registered hereunder are to be issued from time to time at prices to be determined. In addition, pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement shall be deemed to cover such additional number of securities as may be offered or issued in connection with any stock splits, stock dividends or similar transactions.

Pursuant to Instruction 2.A.iii.b. of Item 16(b) of Form S-3, the proposed maximum aggregate offering price is not specified as to each class of securities to be registered. There is being registered hereby such indeterminate number of the securities of each identified class as may from time to time be issued at indeterminate prices. Securities registered hereby may be offered for U.S. dollars or the equivalent thereof in foreign currencies

(3)	Represents the 409,661 shares of the Registrant’s common stock underlying the warrant issued on October 18, 2023 with an exercise price of $10.9847 per share.

(4)

The Registrant previously filed a Registration Statement Form S-3 (File No. 333-271276) filed on April 14, 2023 (the “Prior Registration Statement”), which was declared effective on April 25, 2023, that registered $200,000,000 of securities to be offered by the Registrant from time to time. Pursuant to Rule 415(a)(6) under the Securities Act, this Registration Statement includes 409,661 shares of common stock underlying unexercised warrants and $192,153,981.91 of unsold unallocated shelf securities (collectively, the “Unsold Securities”) that were previously registered on the Prior Registration Statement. In connection with the registration of the Unsold Securities on the Prior Registration Statement, the Registrant paid a filing fee of $21,671.27 (calculated based on the filing fee rate in effect at the time of the filing of the Prior Registration Statement). The Registrant is not required to pay any additional fee with respect to the Unsold Securities being included in this Registration Statement in reliance on Rule 415(a)(6), because such Unsold Securities (and associated fees) are being moved from the Prior Registration Statement to this Registration Statement. Accordingly, the Amount of Registration Fee in the table above reflects only the registration fee attributable to the $7,846,018.09 of new securities registered on this Registration Statement. The registration fee previously paid by the Registrant relating to the Unsold Securities included on this Registration Statement will continue to be applied to such Unsold Securities. During the grace period afforded by Rule 415(a)(5) under the Securities Act, the Registrant may continue to offer and sell under the Prior Registration Statement the Unsold Securities being registered hereunder. To the extent that, after the filing date hereof and prior to the effectiveness of this Registration Statement, the Registrant sells any such Unsold Securities pursuant to the Prior Registration Statement, the Registrant will identify in a pre-effective amendment to this Registration Statement the updated amount of Unsold Securities from the Prior Registration Statement to be included in this Registration Statement pursuant to Rule 415(a)(6). Pursuant to Rule 415(a)(6), the offering of the Unsold Securities under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this Registration Statement.